EXHIBIT 11

                     COMPUTATIONS OF EARNINGS PER SHARE

                                         Three Months Ended
                                            September 30,
                                         1997         1996
                                      -----------   -----------
Loss from continuing operations       $(5,311,510)  $(1,885,909)
Loss from discontinued operations               0             0
                                      -----------   ------------
Net Loss                              $(5,311,510)  $(1,885,909)
                                      ============  ============

Weighted Shares Outstanding            10,265,481    10,186,267

Net Loss per common share:
 Loss from continued operations       $    (0.52)   $    (0.19)
 Loss from discontinued operations          0.00          0.00
                                      -----------   -----------
Net Loss                              $    (0.52)   $    (0.19)
                                      ===========   ===========
                                         Nine Months Ended
                                            September 30,
                                         1997           1996
                                      ------------   -------------
Loss from continuing operations       $(12,395,351)   $(4,991,023)
Loss from discontinued operations                0              0
                                      -------------   ------------
Net Loss                              $(12,395,351)   $(4,991,023)
                                      =============   ============

Weighted Shares Outstanding            10,246,300      10,186,267

Net Loss per common share:
 Loss from continued operations       $    (1.21)      $    (0.49)
 Loss from discontinued operations          0.00             0.00
                                      -----------      -----------
Net Loss                              $    (1.21)      $    (0.49)
                                      ===========      ===========